Exhibit 10.2

AMENDMENT No. 1 to LICENSE AGREEMENT

Amendment No. 1 made and effective as of April 22, 2008 to the License Agreement dated June 12th 2007 entered into by and between Pacific Beach Biosciences, Inc., a Delaware corporation having a place of business at 8910 University Center Lane, Suite 620, San Diego, CA 92121 (“Company”) and Dong Wha Pharm. Ind. Co. Ltd., a Korean corporation having a place of business at 5 Soonwha-dong, Joong-ku, Seoul 100-130, Korea (“Licensor”):

WITNESSETH:

WHEREAS, Company and Licensor executed a License Agreement dated June 12th 2007 (“License Agreement”) pursuant to which Company is developing DW-224a;

WHEREAS, the parties now desire to amend the License Agreement in certain respects on the terms and conditions set forth below.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the parties amend the Agreement and otherwise agree as follows:

1.	Unless otherwise set forth in this Amendment No.1, each capitalized term and abbreviation has the meaning set forth in the License Agreement.

2.	Amendments

A.  Section 4.1.2 of the License Agreement is replaced in its entirety with the following:

The Company shall pay to Licensor the additional sum of US$1,750,000, in accordance with the following schedule:

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a)	[*];
(b)	[*];
(c)	[*];
(d)	[*];
(e)	[*];
(f)	[*]; and
(g)	[*].

B.  Section 4.2(A)(1) of the License Agreement is replaced in its entirety with the following:

Company shall pay to Licensor the sum of US$500,000 by September 12th 2008

C.  Section 7.4.2(a) of the License Agreement is replaced in its entirety with the following:

Onset of a Phase II Clinical Trial for the Oral Formulation Product by September 12th 2008. The parties agree that the extension of time for the onset of a Phase II Clinical Trial for the Oral Formulation Product provided for in Amendment No. 1 is a result of an Excused Delay (as defined in Section 7.4.3) and agree that there shall be no additional Excused Delay with respect to the Development Milestone set forth in Section 7.4.2(a) without the consent of Licensor.

D.  Section 10.4 shall be amended by adding the following at the end thereof:

If this Agreement is terminated for any reason prior to payment in full of the amounts provided for under Section 4.1.2 and 4.2(A)(1), such amounts shall be immediately due and payable upon termination.

3.	Representations and Warranties.
(a)	Each party hereby represents and warrants to the other party as follows:

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

i)	This Amendment has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms.
ii)	All necessary consents, approvals and authorizations of all governmental authorities and other entities required to be obtained by such party in connection with this Amendment have been obtained.
(b)	Licensor hereby represents and warrants to Company as follows:
i)

The License Agreement is in full force and effect in accordance with its terms. After giving effect to this Amendment, to Licensor’s knowledge, there exist no breaches, defaults or events which would (with the giving of notice, the passage of time or both) give rise to a breach, default or other right to terminate or modify the License Agreement.

4.	Except as expressly modified by this Amendment No.1, all of the terms and conditions of the License Agreement shall continue in effect.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, Company and Licensor, intending to be bound, have executed this Amendment No.1 by their duly authorized representatives, and this Amendment No.1 shall be part of the License Agreement between the parties as of the date first written above. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and together shall be deemed to be one and the same agreement.

Pacific Beach Biosciences, Inc.

By:	/s/ Matthew A. Wikler

Name:	Matthew A. Wikler

Title:	President & CEO

Dong Wha Pharm. Ind. Co. Ltd.,

By:	/s/ Chang Soo Cho

Name:	Chang Soo Cho

Title:	President & CEO

In addition to the guaranty provided by the undersigned in the License Agreement, the undersigned hereby unconditionally guarantees to Licensor for the benefit of Company the full and prompt payment of the amounts set forth in Section 4.1.2 and 4.2(A)(1), in each case as amended by this Amendment No. 1.

Paramount Biosciences LLC

By:	/s/ Bertrand C. Liang

Name:	Bertrand C. Liang, MD MBA

Title:	Vice Chairman

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.